EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements:

1)	Registration Statement (Form S-3 No. 333-115163) of A.P. Pharma, Inc.,

2)	Registration Statement (Form S-8 No. 333-06841) pertaining to the 1992 Stock Plan of A.P. Pharma, Inc.,

3)	Registration Statement (Form S-8 No. 333-60585) pertaining to the 1992 Stock Plan of A.P. Pharma, Inc.,

4)	Registration Statement (Form S-8 No. 333-35151) pertaining to the 1997 Employee Stock Purchase Plan of A.P. Pharma, Inc.,

5)	Registration Statement (Form S-8 No. 333-90428) pertaining to the 2002 Equity Incentive Plan and Non-Qualified Stock Option Plan of A.P. Pharma, Inc.,

6)	Registration Statement (Form S-8 No. 333-118546) pertaining to the 2002 Equity Incentive Plan and 1997 Employee Stock Purchase Plan of A.P. Pharma, Inc.,

7)	Registration Statement (Form S-8 No. 333-127574) pertaining to the 2002 Equity Incentive Plan and 1997 Employee Stock Purchase Plan of A.P. Pharma, Inc., and

8)	Registration Statement (Form S-8 No. 333-137954) pertaining to the 2002 Equity Incentive Plan and 1997 Employee Stock Purchase Plan of A.P. Pharma, Inc.;

of our report dated February 24, 2006, with respect to the financial statements and schedule of A.P. Pharma, Inc. for the year ended December 31, 2005 included in this Annual Report (Form 10-K) for the year ended December 31, 2006.

/s/ ERNST & YOUNG LLP

Palo Alto, California

March 26, 2007

81  •  A. P. PHARMA  •  2006 ANNUAL REPORT